Exhibit 99.1

For Immediate Release
Local.com Reports Fourth Quarter,
Full Year 2008 Financial Results and 2009 Outlook
IRVINE, CA, February 19, 2009 — Local.com Corporation (NASDAQ: LOCM), a leading local search site and network, today reported its financial results for the fourth quarter 2008 and the full year ended December 31, 2008 and provided the company’s 2009 outlook.
“We are pleased to report fourth quarter results in line with our prior guidance and forecast a return to strong revenue growth in the first quarter. We are bullish for 2009, projecting approximately $50 million in overall revenue and a return to net income for the entire year,” said Heath Clarke, Local.com chairman and CEO. “Despite a challenging economy, we are well positioned and have a balance sheet that will allow us to take advantage of strategic opportunities throughout the year. Our focus is on continued execution in driving sales and organic traffic.”
Fourth Quarter Financial Results:
•	Revenue — Fourth quarter of 2008 revenue of $9.6 million was slightly above the midrange of the company’s prior guidance of $9 to $10 million. This represented growth of 61% over the fourth quarter 2007.

•	Net Loss — Net loss of $2.2 million or $0.15 per common share was at the midrange of guidance, an increase of $0.5 million from the third quarter 2008 and included non-cash expenses of $935,000 or $0.06 per share.

•	Adjusted EBITDA — Adjusted EBITDA was ($1.3 million), an improvement from ($1.7 million) in the fourth quarter of 2007. Adjusted EBITDA is net loss excluding: provision for income taxes; interest and other income (expenses), net; depreciation; amortization; and stock based compensation charges.
An explanation of the company’s use of non-GAAP financial measures, including the limitations of such measures relative to GAAP measures and reconciliation between GAAP and non-GAAP measures where appropriate, is included in the financial tables attached to this release.
Fourth Quarter Operating and Recent Highlights:

•	Redesigned Local.com Website— In early February, the company launched a redesigned interface for Local.com. The new site was designed to further improve the consumer search experience.

•	Monetization of Traffic — Revenue per thousand visitors (RKV) was $275, up 40% from $197 RKV in the fourth quarter of 2007 and down 1% from $278 RKV in the third quarter of 2008.

•	Overall Search Traffic — The company reported search traffic of 51 million monthly unique visitors (MUVs) on the Local.com site and network during the fourth quarter of 2008, up 57% from 32.5 million MUVs during the same period in 2007.

•	Organic Search Traffic — The company reported organic search traffic of 26 million monthly unique visitors on the Local.com site and network during the fourth quarter of 2008, up over 200% from 8.5 million during the same period in 2007.

•	Acquisition of Web Hosting Customers — On February 18, the company acquired approximately 11,800 web hosting customers for approximately $1.2 million. The transaction is expected to be accretive immediately.

•	Direct Advertiser Base — Billable advertisers numbered 5,100 as of January 31, 2009.

•	Technology Licensees — The number of licensees for the company’s local search technologies grew to 40 during the fourth quarter of 2008, up from 37 in the third quarter 2008.

•	Launched Local Mobile™ on Virgin Mobile USA — In November, the company announced the launch of Local Mobile™ on Virgin Mobile USA’s nationwide network. Virgin Mobile USA’s more than five million customers can now leverage the power of Local Mobile directly from all 3G Virgin Mobile USA handsets.

•	Partnered with Valpak for Online Coupons — In December, the company announced an agreement with Valpak, a leading coupon and direct marketing provider, to distribute local business offers throughout the Local.com network.
Full Year 2008 Financial Results:
•	Revenue — Revenue was $38.3 million for the year ended December 31, 2008, a 78% increase over $21.5 million in 2007.

•	Net Loss — Net loss for the full year 2008 was $8.6 million or $0.60 per common share, an improvement over the $18.2 million or $1.58 loss per common share in 2007.

•	Adjusted EBITDA — Adjusted EBITDA was ($4.7 million), an improvement from ($7.2 million) in 2007. Adjusted EBITDA is net loss excluding: provision for income taxes; interest and other income (expenses), net; depreciation; amortization; and stock based compensation charges.

•	Balance Sheet — On December 31, 2008, the company had $12.1 million in cash and no debt.
First Quarter and Fiscal 2009 Financial Guidance:
The company expects first quarter 2009 revenue to be between $10.6 and $10.8 million, which represents between an 11% and 13% sequential increase over the fourth quarter of 2008. The company expects net loss for the first quarter of 2009 to be approximately $2.5 million, or ($0.17) per share, and to include the following items:
–	interest and other income and (expenses) of $6,000;

–	depreciation and amortization of $425,000;

–	and stock based compensation charges of $465,000

Excluding the above figures from net loss, adjusted EBITDA is expected to be approximately ($1.6 million), or ($0.11) per share for the first quarter of 2009.
The loss per share forecast assumes a weighted average share count of 14.45 million.
Operating expenses in the first quarter of 2009 are expected to include approximately $900,000, or $0.06 per share, for outsourced direct sales efforts in order to acquire new advertisers.
The company expects to exit the first quarter of 2009 approximately breaking even on an Adjusted EBITDA basis and forecasts Adjusted EBITDA for the second quarter.
For fiscal 2009, the company expects revenues to be approximately $50 million, which represents about a 31% growth over 2008; the company also expects to have net income for fiscal 2009.
Conference Call Information:
Chairman and CEO Heath Clarke, President and COO Bruce Crair and CFO Doug Norman will host a conference call today at 5:00 p.m. ET to discuss the results and outlook. Investors and analysts can participate in the call by dialing 1-800-299-7089 or 1-617-801-9714, passcode # 54981453. To listen to the webcast, or to view the press release, please visit the Investor Relations section of the Local.com website at: http://ir.local.com.
The replay can be accessed for one week starting at 7:00 p.m. ET the day of the call by dialing 1-888-286-8010 or 1-617-801-6888, passcode # 17788685. A replay of the webcast will be available for approximately 90 days at the company’s website, starting approximately one hour after the completion of the call.
About Local.com®
Local.com (NASDAQ: LOCM) is the largest local search network in the United States. The company uses patented technologies to provide over 19 million consumers each month with the most relevant search results for local businesses, products and services on Local.com and over 700 regional media sites. Businesses can target ready-to-purchase consumers using a variety of advertising products. To advertise, visit http://corporate.local.com/advertisewithus or call 1-888-857-6722. For more information visit: www.local.com or http://corporate.local.com/.
Forward Looking Statements
All statements other than statements of historical fact included in this document regarding our anticipated financial position, business strategy and plans and objectives of our management for future operations, are forward-looking statements. When used in this report, words such as ‘anticipate,’ ‘believe,’ ‘estimate,’ ‘plans,’ ‘expect,’ ‘intend’ and similar expressions and phrases, such as "expected to be accretive immediately", as they relate to Local.com or our management, identify forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, our ability to monetize the Local.com domain, incorporate our local-search technologies, market the Local.com domain as a destination for consumers seeking local-search results, grow our business by enhancing our local-search services, successfully expand and implement our outsourced, direct subscription advertising sales efforts, increase the number of businesses that purchase our subscription advertising products, expand our Advertiser and Distribution Networks, expand internationally, integrate and effectively utilize our acquisitions’ technologies, develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.
Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
# # #
Investor Relations Contact:
Deirdre Skolfield, CFA
Local.com
949-789-5228
dskolfield@local.com
Media Contact:
Cameron Triebwasser
Local.com
949-789-5223
ctriebwasser@local.com

LOCAL.COM CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31,	December 31,
	2008	2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$12,142	$14,258
Restricted cash	31	30
Marketable securities	—	1,999
Accounts receivable, net of allowances of $60 and $15, respectively	5,270	3,595
Prepaid expenses and other current assets	374	292

Total current assets	17,817	20,174

Property and equipment, net	1,073	1,473
Intangible assets, net	2,158	3,156
Goodwill	13,231	13,233
Long-term restricted cash	35	66
Deposits	12	12

Total assets	$34,326	$38,114

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$5,608	$4,029
Accrued compensation	545	456
Deferred rent	199	316
Other accrued liabilities	564	194
Deferred revenue	64	177
Total liabilities, all current	6,980	5,172

Commitments and contingencies

Stockholders’ equity:
Convertible preferred stock, $0.00001 par value; 10,000,000 shares authorized; none issued and outstanding for all periods presented	—	—
Common stock, $0.00001 par value; 30,000,000 shares authorized; 14,446,107 and 14,204,110 issued and outstanding, respectively	—	—
Additional paid-in capital	85,141	82,176
Accumulated comprehensive loss	—	(1)
Accumulated deficit	(57,895)	(49,233)

Stockholders’ equity	27,346	32,942

Total liabilities and stockholders’ equity	$34,326	$38,114

LOCAL.COM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three months ended		Year ended
	December 31,		December 31,
	2008	2007	2008	2007
	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$9,573	$5,932	$38,257	$21,525

Operating expenses:
Search serving	1,186	978	5,290	3,862
Sales and marketing	8,233	5,570	32,231	20,268
General and administrative	1,427	1,235	5,541	4,890
Research and development	713	684	3,071	2,555
Amortization and write-down of intangibles	200	325	999	1,121

Total operating expenses	11,759	8,792	47,132	32,696

Operating loss	(2,186)	(2,860)	(8,875)	(11,171)

Interest and other income (expense)	21	194	312	(7,030)

Loss before income taxes	(2,165)	(2,666)	(8,563)	(18,201)
Provision (benefit) for income taxes	—	—	1	1

Net loss	$(2,165)	$(2,666)	$(8,562)	$(18,202)

Per share data:

Basic net loss per share	$(0.15)	$(0.19)	$(0.60)	$(1.58)

Diluted net loss per share	$(0.15)	$(0.19)	$(0.60)	$(1.58)

Basic weighted average shares outstanding	14,446,107	14,197,811	14,313,048	11,499,879

Diluted weighted average shares outstanding	14,446,107	14,197,811	14,313,048	11,499,879

Supplemental consolidated statements of operations information:

	Three months ended		Year ended
	December 31,		December 31,
	2008	2007	2008	2007
Non-cash stock based compensation expense:

Sales and marketing	$195	$180	$887	$544
General and administrative	329	308	1,248	968
Research and development	77	53	267	236

Total stock-based compensation expense	$601	$541	$2,402	$1,748

Basic and diluted net compensation expense per share	$0.04	$0.04	$0.17	$0.15

LOCAL.COM CORPORATION
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA (Note 1)
(in thousands, except shares and per share amounts)
(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2008	2007	2008	2007

Net loss	$(2,165)	$(2,666)	$(8,562)	$(18,202)

Less interest income and other, net	$(21)	$(194)	$(312)	$7,030
Plus provision for income taxes	$—	$—	$1	$1
Plus amortization of intangibles	$200	$325	$999	$1,121
Plus depreciation	$134	$264	$814	$1,086
Plus stock-based compensation	$601	$541	$2,402	$1,748

Adjusted EBITDA	$(1,251)	$(1,730)	$(4,658)	$(7,216)

Basic and diluted adjusted EBITDA per share	$(0.09)	$(0.12)	$(0.33)	$(0.63)

Basic and diluted weighted average shares outstanding	14,446,107	14,197,811	14,313,048	11,499,879
Note 1 — This press release includes the non-GAAP financial measure of “Adjusted EBITDA” which we define as earnings before interest, income taxes, depreciation, amortization, and stock-based compensation. Adjusted EBITDA, as defined above, is not a measurement under GAAP. Adjusted EBITDA is reconciled to net income and earnings per share which we believe are the most comparable GAAP measures.
Management believes that adjusted EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period-to-period changes in income from interest on the Company’s cash and marketable securities, expense from the Company’s financing transactions and the costs associated with income tax expense, capital investments, and stock-based compensation expense which are not directly attributable to the underlying performance of the Company’s business operations. Management uses Adjusted EBITDA in evaluating the overall performance of the Company’s business operations.
A limitation of non-GAAP Adjusted EBITDA is that it excludes items that often have a material effect on the Company’s net income and earnings per common share calculated in accordance with GAAP. Therefore, management compensates for this limitation by using Adjusted EBITDA in conjunction with GAAP net income and earnings per share measures. The Company believes that Adjusted EBITDA provides investors with an additional tool for evaluating the Company’s core performance, which management uses in its own evaluation of overall performance, and a base-line for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company prefers to allow investors to have this supplemental metric since, with reconciliation to GAAP, it may provide greater insight into the Company’s financial results. The non-GAAP measures should be viewed as a supplement to, and not as a substitute for, or superior to, GAAP net income or earnings per share.